Exhibit 10.14
AMENDMENT AND RESTATEMENT OF
THE LICENSE AGREEMENT BETWEEN
UNIVERSITY OF UTAH RESEARCH FOUNDATION
AND
TECHNISCAN, INC., SUCCESSOR-IN-INTEREST TO
DR. STEVEN A. JOHNSON
DATED AUGUST 28,1984
     THIS AMENDMENT AND RESTATEMENT, hereinafter referred to as “AGREEMENT,” of a certain License Agreement is made and is effective as of January 10, 2002, by and between the University of Utah Research Foundation, having a principal place of business at 615 Arapeen Dr., Suite 110, Salt Lake City, UT 84108, hereinafter referred to as “LICENSOR” and TECHNISCAN, INC., a Utah corporation, as successor in interest to STEVEN A. JOHNSON, having its principal place of business at 350 West 800 North, Suite 100, Salt Lake City, UT 84103, hereinafter referred to as “LICENSEE.”
W I T N E S S E T H:
     WHEREAS, LICENSOR and STEVEN A. JOHNSON have entered into a License Agreement dated August 28, 1984, in which TECHNISCAN, INC. is the successor-in-interest to STEVEN A. JOHNSON, and
     WHEREAS, LICENSOR AND LICENSEE would both like to amend and restate this License Agreement to better reflect the interests of LICENSOR and LICENSEE;
     WHEREAS, LICENSOR desires that the PATENT RIGHTS as defined in the Agreement be developed and utilized to the fullest extent so that its benefits can be enjoyed by the general public;
     WHEREAS, the PATENT RIGHTS were developed in the course of research sponsored in part by the U.S. Government, and as a consequence may be subject to overriding obligations of LICENSOR to the U.S. Government;
     NOW THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, the parties hereby agree as follows:
     1. In consideration for this AGREEMENT and payment in full satisfaction of any and all royalties, fees or other charges due, owing or otherwise payable to LICENSOR by LICENSEE, now or in the future, LICENSEE shall issue to LICENSOR 357,143 shares of its voting common stock. This AGREEMENT shall be in full force and effect from the date of payment of said stock (hereinafter “EFFECTIVE DATE”).
     2. In acquiring said shares of stock LICENSOR acknowledges that it is a long standing shareholder of LICENSEE, that it is familiar with the history and business of LICENSEE, that it has had an opportunity to ask questions and receive answers from representatives of LICENSEE regarding the terms and conditions of this investment, including the opportunity to inspect LICENSEE’S organizational documents, books and records, that LICENSOR is experienced and knowledgeable in financial, investment and business matters and can bear the economic risk, including the total loss, of this investment, that it understands that said stock has not been and will not be registered under the Securities Act of 1933 but is being issued in reliance on exemptions for private offerings under said Act and applicable state laws, and that it is acquiring said stock for its own account, for investment purposes only, and not with a view to the resale or distribution of said stock. LICENSOR understands that there is no public market for said shares and that a public market may never develop. LICENSOR further understands that LICENSEE is under no obligation to register said shares on its behalf or to assist LICENSOR in complying with any exemption from registration under Federal or state securities laws.

     3. The parties agree that this AGREEMENT amends and restates in its entirety the License Agreement dated August 28, 1984, and that this AGREEMENT shall now govern the relationship between LICENSOR and LICENSEE, as follows:
AMENDED AND RESTATED LICENSE AGREEMENT
     THIS AGREEMENT is entered into as of the 10th day of January 2002 by and between the UNIVERSITY OF UTAH RESEARCH FOUNDATION, a Utah non-profit corporation, having its principal place of business at 615 Arapeen Drive, Suite 110, Salt Lake City, UT 84108, hereinafter referred to as “LICENSOR,” and TECHNISCAN, INC., having its principal place of business at 350 West 800 North, Suite 100, Salt Lake City, UT 84103, hereinafter referred to as “LICENSEE.”
ARTICLE 1. DEFINITIONS
     Section 1.1 “PATENT RIGHTS” shall mean all of the intellectual property included in EXHIBIT “A,” together with (a) all pending applications, reissues, renewals, divisions, continuations or extensions thereof, regardless of whether applied for or issued by the United States Patent Office, or any successor thereto, or applied for or issued by any foreign government or any agency or instrumentality thereof having competent jurisdiction and (b) all discoveries, ideas, know-how or substantive improvements of or enhancements to processes, procedures, technology and/or devices used in connection with or related to such intellectual property, developed by LICENSEE, regardless of whether they are patentable or not.
     Section 1.2 “LICENSED PRODUCT” means any product, apparatus, kit or component part thereof, or any other subject matter, the manufacture, use or sale of which is covered by any claim or claims included within PATENT RIGHTS.
     Section 1.3 “LICENSED METHOD” means any method, procedure, process or other subject matter, the use or practice of which is covered by any claim or claims included within PATENT RIGHTS.

     Section 1.4 “AFFILIATE” of LICENSEE means any entity in which LICENSEE has a direct or indirect ownership interest exceeding twenty percent (20%) or any entity which directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with LICENSEE. By “control” is meant in excess of fifty percent (50%) voting equity ownership.
ARTICLE 2. LICENSE GRANT
     Section 2.1 Subject to the terms and conditions set forth herein, LICENSOR hereby grants to LICENSEE and its AFFILIATES an exclusive, irrevocable, permanent, fully-paid, transferable, unrestricted and unlimited worldwide license under LICENSOR’S PATENT RIGHTS, including the right to sublicense others, to make, have made, use, sell and otherwise dispose of any LICENSED PRODUCT and to use, practice, sell or otherwise dispose of any LICENSED METHOD.
     Section 2.2 The license granted in Section 2.1 hereof is expressly made subject to a possible non-exclusive, irrevocable, royalty-free license heretofore granted to the U.S. Government.
     Section 2.3 The license granted in Section 2.1 hereof is expressly made subject to LICENSOR’S reservation of the right to practice under LICENSOR’S PATENT RIGHTS for academic purposes.
ARTICLE 3. CONFIDENTIALITY
     Section 3.1 LICENSEE and LICENSOR acknowledge that either party may provide certain information to the other about the PATENT RIGHTS that is considered to be confidential. LICENSEE and LICENSOR shall take reasonable precautions to protect such confidential information. Such precautions shall involve at least the same degree of care and precaution that the recipient customarily uses to protect its own confidential information. Nothing contained in this Article 3 shall limit LICENSEE’s rights under the license granted under Section 2.1.
     Section 3.2 LICENSEE acknowledges that LICENSOR is subject to the Utah Governmental Records Access and Management Act (“GRAMA”), Section 63-2-101 et. seq., Utah Code Ann. (1953), as

amended. LICENSOR shall keep confidential any information provided to LICENSOR by LICENSEE that LICENSEE considers confidential, to the extent allowable under GRAMA and as provided in Section 53B-16-301 et seq., Utah Code Ann. In order to be eligible for such protection under GRAMA, confidential information of LICENSEE disclosed to LICENSOR must be in written or other tangible form, marked as proprietary, and accompanied by a written claim by LICENSEE stating the reasons that such information must be kept confidential.
ARTICLE 4. PATENT PROSECUTION AND MAINTENANCE
     Section 4.1 LICENSEE, at its sole discretion, may diligently prosecute and maintain PATENT RIGHTS with legal counsel of its choice. LICENSEE shall provide LICENSOR with copies of all relevant documentation and keep LICENSEE informed and apprized of the continuing prosecution. LICENSOR shall keep any such documentation and information confidential.
     Section 4.2 LICENSEE shall pay all costs and legal fees incurred by LICENSEE in the preparation, prosecution and maintenance of PATENT RIGHTS. All patent applications and resulting patents from such prosecution and maintenance of LICENSOR’s PATENT RIGHTS shall be applied for and issued in the name of LICENSOR, subject in all instances to the license granted under Section 2.1. Should LICENSEE desire to abandon any specific patent application or patent included among LICENSOR’s PATENT RIGHTS, LICENSEE shall give LICENSOR timely written notice, and LICENSOR may hereafter, at its own expense, assume control of the continued prosecution and/or maintenance of that application or patent.
ARTICLE 5. PATENT MARKING
     LICENSEE shall mark all LICENSED PRODUCTS made, used or sold under the terms of this AGREEMENT, or their containers, in accordance with all applicable patent marking laws.

ARTICLE 6. WARRANTY BY LICENSOR
     Section 6.1 LICENSOR warrants that it has the lawful right to grant the license set forth in this AGREEMENT.
     Section 6.2 EXCEPT AS EXPRESSLY PROVIDED IN SECTION 7.1, THE PARTIES ACKNOWLEDGE AND AGREE THAT LICENSOR HAS MADE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL EITHER PARTY BE HELD RESPONSIBLE TO THE OTHER FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF PATENT RIGHTS, EVEN IF THE PARTY IS ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.
     Section 6.3 Nothing in this AGREEMENT shall be construed as:
(a)	a warranty or representation by LICENSOR as to the validity or scope of any PATENT RIGHTS.
(b)	a warranty or representation by LICENSOR that anything made, used, sold or otherwise disposed of pursuant to any license granted under this AGREEMENT is or will be free from infringement of patents of third parties, unless it is proven by LICENSEE that LICENSOR knew of any such third party patent.
(c)	an obligation by LICENSOR to bring or prosecute actions or suits against third parties for patent infringement, except as expressly provided in Article 7 hereof.
(d)	conferring by implication, estoppel or otherwise any license or rights under any patents of LICENSOR other than PATENT RIGHTS.
     Section 6.4 Any breach of the representations or warranties made in this Article 6 shall entitle LICENSEE to a refund of all payments made to LICENSOR as consideration for the rights granted under this Agreement, and said refund shall be the sole remedy available to LICENSEE for breach or violation of any provisions contained in this Article 6.

ARTICLE 7. INFRINGEMENT
     Section 7.1 If either party learns of a claim of infringement of any of LICENSOR’S PATENT RIGHTS licensed under this AGREEMENT, that party shall give written notice of such claim to the other party. LICENSEE may, at its option, prosecute such infringer in its own name or in the name of a sublicensee or AFFILIATE or in LICENSOR’s name, and if in LICENSOR’s name, will coordinate its legal action with the Attorney General of the State of Utah. Should LICENSEE initiate such a suit, then LICENSOR shall have the right fully to participate therein at its own expense to protect its interests, and both parties and their attorneys shall cooperate with one another to this end.
     Section 7.2 If LICENSEE institutes suit against an infringer in accordance with Section 7.1, LICENSEE shall have the entire responsibility and authority for the conduct of such suit, shall bear the costs of such suit, and any proceeds therefrom shall belong exclusively to LICENSEE.
     Section 7.3 LICENSOR agrees upon request of LICENSEE and at LICENSEE’s expense, to provide all reasonable assistance in connection with any such suit brought by LICENSEE and shall make its agents and employees available to testify on LICENSEE’s behalf. If LICENSEE shall determine not to pursue legal action against a potential infringer, LICENSEE shall offer the opportunity to do so to LICENSOR, in which event LICENSOR may prosecute the case at its own expense and may retain any recovery obtained by it.
ARTICLE 8. ASSIGNABILITY
     This AGREEMENT is binding upon and shall inure to the benefit of the parties, their successors and assigns.
ARTICLE 9. INDEMNIFICATION BY LICENSEE
     LICENSEE shall indemnify, hold harmless and defend LICENSOR, the University of Utah, and their respective officers, employees and agents, against any and all claims, suits, losses, damages, costs, liabilities, fees and expenses (including reasonable fees of attorneys) resulting from or arising out of exercise of: a) the license granted under this AGREEMENT; or b) any act, error, or omission of LICENSEE, its agents, employees or sublicensees except where such claims, suits, losses, damages, costs, fees, or expenses result solely from the negligent acts or omissions, or willful misconduct of the LICENSOR, its officers, employees or agents. LICENSEE shall give LICENSOR timely notice of any claim or suit instituted of which LICENSEE has knowledge that in any way, directly or indirectly, affects or might affect LICENSOR, and LICENSOR shall have the right at its own expense to participate in the defense of the same.
ARTICLE 10. INDEMNIFICATION BY LICENSOR
     The LICENSOR is a governmental entity and is subject to the Utah Governmental Immunity Act, Section 63-30-1 et seq., Utah Code Ann. (1997 and Supp. 2000)(the “Act”). Section 63-30-34 of the Act expressly limits judgments against the LICENSOR, its officers and employees to $250,000 per person and $500,000 per occurrence for bodily injury and death and to $100,000 per occurrence for property damage. Subject to the provisions of the Act, LICENSOR shall indemnify, defend and hold harmless LICENSEE, its officers, agents, and employees against any and all claims, suits, losses, damages, costs, liabilities, fees, and expenses (including reasonable fees of attorneys) resulting solely from the negligent acts or omissions of LICENSOR, its officers, agents or employees in connection with this AGREEMENT. Nothing in this AGREEMENT shall be construed as a waiver of any rights or defenses applicable to LICENSOR under the Act, including without limitation, the provisions of Section 63-30-34 regarding limitation of judgments. LICENSOR shall give LICENSEE timely notice of any claim or suit instituted of which LICENSOR has knowledge that in any way, directly or indirectly, affects or might affect LICENSEE, and LICENSEE shall have the right at its own expense to participate in the defense of the same.
ARTICLE 11. NOTICES
     Any payment, notice or other communication required or permitted to be given to either party hereto shall be in writing and shall be deemed to have been properly given and effective: (a) on the date of delivery if delivered in person during recipient’s normal business hours; or (b) on the date of attempted delivery if delivered by courier, express mail service or first-class mail, registered or certified. Such notice shall be sent or delivered to the respective addresses given below, or to such other address as either party shall designate by written notice given to the other party as follows:
     In the case of LICENSEE:
TECHNISCAN, INC.
350 West 800 North, Suite 100
Salt Lake City, UT 84103
     In the case of LICENSOR:
UNIVERSITY OF UTAH RESEARCH FOUNDATION
Technology Transfer Office
615 Arapeen Drive, Suite 110
Salt Lake City, UT 84108
ARTICLE 12. GOVERNING LAW
     This AGREEMENT shall be interpreted and construed in accordance with the laws of the State of Utah, without application of any principles of choice of laws.
ARTICLE 13. RELATIONSHIP OF PARTIES
     In assuming and performing the obligations of this AGREEMENT, LICENSEE and LICENSOR are each acting as independent parties and neither shall be considered or represent itself as a joint venturer, partner, agent or employee of the other.
ARTICLE 14. NON-USE OF NAMES
     LICENSEE shall not use the names or trademarks of the University of Utah, or its employees, nor any adaptation thereof, nor the names of any of their employees, in any advertising, promotional or sales literature without prior written consent obtained from LICENSOR, or said employee, in each case, except that LICENSEE may state that it is licensed by LICENSOR under one or more of the patents and/or applications comprising the PATENT RIGHTS.
ARTICLE 15. DISPUTE RESOLUTION
     Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with the AGREEMENT, including any dispute relating to patent validity or infringement, which the parties shall be unable to resolve within sixty (60) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than ten (10) days after the date of such notice of dispute, the party against whom the dispute shall be raised shall select a mediator in the Salt Lake City area and such representative shall schedule a date with such mediator for a hearing. The parties shall enter into good faith mediation and shall share the costs equally. If the representative of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, then any and all claims, disputes or controversies arising under, out of, or in connection with this AGREEMENT, including any dispute relating to patent validity or infringement, shall be resolved by final and binding compulsory arbitration in Salt Lake City, Utah, pursuant to Title 78, Chapter 31a, Utah Code Ann. (1953), as amended, and shall be determined in accordance with the Commercial Arbitration Rules of the American Arbitration Association to the extent such rules are not in conflict with such law. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this AGREEMENT, nor to award punitive damages. Any award rendered in such arbitration may be enforced by either party in either the courts of the State of Utah or in the United States District Court for the District of Utah,

to whose jurisdiction for such purposes LICENSEE and LICENSOR do each hereby irrevocably consent and submit. All costs and expenses, including reasonable attorneys’ fees, of the prevailing party in connection with arbitration of such controversy or claim shall be borne by the other party.
ARTICLE 16. REMEDY IN THE EVENT OF BANKRUPTCY
     In the event LICENSEE should file a voluntary petition in bankruptcy, fail to contest the filing of such a petition against it, make an assignment of substantially all its assets for the benefit of creditors, be adjudicated by a court of competent jurisdiction as bankrupt or insolvent, or seek, consent to or acquiesce in the appointment of a receiver, then LICENSOR may give written notice of default to LICENSEE. If LICENSEE should fail to cure such default within thirty (30) days of such notice, LICENSOR may declare this license, and the rights and privileges granted hereunder, terminated.
ARTICLE 17. GENERAL PROVISIONS
     Section 17.1 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this AGREEMENT.
     Section 17.2 This AGREEMENT shall not be binding upon the parties until it has been signed herein below by or on behalf of each party, and as of the EFFECTIVE DATE.
     Section 17.3 No amendment or modification of this AGREEMENT shall be valid or binding upon the parties unless made in writing and signed by both parties.
     Section 17.4 This AGREEMENT embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.
     Section 17.5 The provisions of this AGREEMENT are severable, and in the event that any provision of this AGREEMENT shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceablility shall not in any way affect the validity or enforceability of the remaining provisions hereof.
     Section 17.6 This AGREEMENT may be signed in counterparts, each of which when taken together shall constitute one fully executed document. Each individual executing this AGREEMENT on behalf of a legal entity does hereby represent and warrant to each other person so signing that he or she has been duly authorized to execute this AGREEMENT on behalf of such entity.
     Section 17.7 In the event of any litigation, arbitration, judicial reference or other legal proceeding involving the Parties to this Agreement to enforce any provision of this Agreement, to enforce any remedy available upon default under this Agreement, or seeking a declaration of the rights of either Party under this Agreement, the prevailing Party shall be entitled to recover from the other such attorney’s fees and costs as may be reasonably incurred, including the costs of reasonable investigation, preparation and professional or expert consultation incurred by reason of such litigation, arbitration, judicial reference, or other legal proceeding.
     IN WITNESS WHEREOF, LICENSOR and LICENSEE have executed this AGREEMENT by their respective officers hereunto duly authorized, on the day and year hereinafter written.

“LICENSEE” TECHNISCAN, INC.		“LICENSOR” UNIVERSITY OF UTAH RESEARCH FOUNDATION

By:		By:
	(Signature)		(Signature)

	Name: David C. Robinson President		Name: Raymond F. Gesteland President

	Date: 3/29/02		Date: 03/21/02